SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $ 713,775.02
B Recoveries this period relating to Defaulted Recvbles $9,905.39 C Repossessions this period relating to Defaulted Receivabl$0.00 D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $43,973.15
E Interest earnings this period on Certificate Account
  balances                                            $20,844.01
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $39,144.21
G Investment Earnings on the cash collateral account depos
  deposit                                             $42,543.77

1 TOTAL REVENUES                                   $ 870,185.55

H Certificateholder Interest                         $ 438,813.77
I Defaulted Receivables this period                  $162,249.48
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $73,525.60
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $18,018.77
P Loan Fee on Loan                                     $2,606.10

2 TOTAL EXPENSES                                    $695,463.72

3 EXCESS SPREAD                                      $ 174,721.83
Q Pool Balance on first day of related Collection
  Period                                         $88,230,715.82


  EXCESS SPREAD PERCENTAGE                              2.38 %

  Three month average Excess Spread Percentage             1.95%
  Six month average Excess Spread Percentage               1.92%



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 CONTRACTS

 R # of contracts on first day of Collection Period      12,691
 S # scheduled pay off
 T # prepayment in full                                     374
 U Defaulted contracts                                        28

 4 # of contracts on last day of Collection Period       12,289


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $88,230,715.82
 W Scheduled principal received this period
 X Principal repayments received this period        $4,820,851.01
 Y Defaulted receivables this period                   $   196,720.72
 5 Pool Balance on last day of related Collection
 Period                                          $ 83,213,144.09

   OTHER DATA

 Weighted average original term of remaining contracts   58.08
 Weighted average remaining term of remaining contracts 27.73
 Weighted average APR of remaining contracts             9.74%

   DELINQUENCIES
                                           % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------               ----------      -----------
  0-29 days    $ 81,235,832.40        97.62%          12,033
  30-59 days     $ 1,040,336.28        1.25%              137
  60-89 days          302,566.49        0.36%               38
  90-119 days       178,894.91          0.21%               24
 120-149 days        93,364.59          0.11%               13
 150-179 days       79,566.65           0.10%                9
 180+days           282,582.77         0.34%               35

 TOTAL        $ 83,213,144.09    100.00%          12,289